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                                                                    EXHIBIT 10.8

                              MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT (this "Agreement") is made and entered into as of this 28th day of May, 1998 between Key Components, LLC (the "Company"), a Delaware limited liability company, having its principal address at Wing Road, RR 1, Box 167D, Millbrook, New York, 12545 and Millbrook Capital Management, Inc., a New York corporation ("Millbrook"), having its principal address at 152 West 57th Street, New York, New York 10019.

                              W I T N E S S E T H:

         WHEREAS, the Company is the sole shareholder of B.W. Elliott Manufacturing Co., Inc., a New York corporation ("Elliott"), Hudson Lock, Inc., a Delaware corporation ("Hudson"), Key Components Finance Corp., a Delaware corporation ("Finance Corp.") and ESP Lock Products, Inc. ("ESP"), a Delaware corporation (collectively referred to herein as the "Subsidiaries"); and

         WHEREAS, the Company desires the benefit of the experience, supervision and services of Millbrook and desires to employ it upon the terms and conditions hereinafter set forth, and Millbrook is willing and able to accept such employment on such terms and conditions;

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the Company and Millbrook agree as follows:

         1. Defined Terms. All terms used herein, and not otherwise defined herein, shall have the meaning set forth in the Indenture, dated as of May __, 1998, between the Company, the Subsidiaries and U.S. Trust Company, as indenture trustee (the, "Indenture").

         2. Employment. The Company agrees to employ, and Millbrook agrees to serve the Company, in the management capacity and upon the other terms and conditions hereinafter set forth.

         3. Term. The employment of Millbrook shall be renewed on the date hereof and shall continue for the term of the Company, unless such employment shall be terminated as hereinafter provided.

         4. Termination for Cause.

                  (a) The Company may terminate this Agreement if Millbrook violates any one or more of the terms of this Agreement and such violations result in substantial detriment to the Company's business. If the Company reasonably determines that Millbrook has violated the terms of this Agreement, it shall give written notice thereof describing the default and granting thirty
(30) days in which to cure the default. If Millbrook fails or refuses to cure the default within thirty
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(30) days of the receipt of such notice, the Company may terminate this
Agreement at the end of the thirty (30) day period.

                  (b) Millbrook may terminate this Agreement if the Company fails to pay amounts owing to Millbrook. If Millbrook reasonably determines that the Company has failed to pay amounts owing under this Agreement, it shall give written notice thereof describing the amount owing and granting thirty (30) days in which to cure such failure. If the Company fails or refuses to pay amounts owing to Millbrook within thirty (30) days of the receipt of such notice, Millbrook may terminate this Agreement at the end of the thirty (30) day period.

         5. Duties. Millbrook shall perform (or supervise the performance of) certain executive and administrative activities relating to the internal operation of the Company and its Subsidiaries, subject always to the general control and direction of Key Components, Inc., the sole member of the Company (the "Sole Member"). Millbrook's duties shall consist of the following:

                  (a) Millbrook shall provide certain executive level employee services to the Company and its Subsidiaries, consisting of the provision of the services of Mr. Clay Lifflander (or his successor in office) as Chief Executive Officer and President, Mr. Alan Rivera (or his successor in office) as General Counsel, and Mr. David Bova (or his successor in office) as the Director of Corporate Development and Administrative Services (collectively, the "Executives"). Notwithstanding anything in this Agreement to the contrary, Millbrook shall not be obligated to provide executive level services to the Company in the nature of those generally performed by a Chief Financial Officer and/or Controller;

                  (b) Millbrook shall monitor all matters relating to the legal and tax status of the Company and its Subsidiaries, including supervising the preparation of the Company's and its Subsidiaries' financial statements and tax returns, and shall hire any necessary attorneys and accountants, which professionals shall be retained by the Company at its expense. Millbrook shall assist with any presentations to any taxing authorities upon audit of the Company or any of its Subsidiaries, as may be necessary or appropriate in connection with the Company's tax objectives;

                  (c) Millbrook shall supervise office systems, filing systems, accounting systems, and bookkeeping systems for the Company and its Subsidiaries;

                  (d) Millbrook shall consult with and advise the other officers, directors, agents and employees of either the Company, its Sole Member or the Subsidiaries regarding the internal operations of the Company or the Subsidiaries;

                  (e) Millbrook shall prepare and distribute to the Sole Member quarterly and annual reports regarding the operations of the Company's Subsidiaries; and


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                  (f) Millbrook shall provide (or supervise the provision by a third party hired at the Company's expense) certain financial advisory, research and consulting services in the nature of those generally provided by investment banking firms and management consulting firms.

                  In the event that Millbrook provides services to the Company or its Subsidiaries that exceed those described above (including but not limited to consultation, negotiation, review and analysis in connection with joint ventures, mergers and acquisitions or bank financings involving or transactions with respect to the sale or disposition of, the Company or any of its Subsidiaries), Millbrook shall be entitled to negotiate with the Company for the receipt of additional fees, subject to any applicable limitations contained in the Indenture.

                  The Company shall have the right to hire any or all of the Executives as employees of the Company and pay them for their services directly. To the extent that the aggregate amount of compensation payable to the Executives exceeds $10,000 in any calendar year, the Base Fee (as hereinafter defined) payable to Millbrook shall be reduced by said excess.

         6. Powers. So that it may properly perform its duties, Millbrook shall have the power to take all action and do all things necessary and proper to bring about the efficient operation of the Company and its Subsidiaries, subject to the overall direction and control of the Sole Member. Millbrook shall have the power to employ, supervise and discharge all employees of the Company and its Subsidiaries and to fix their compensation, subject to the overall direction and control of the Sole Member.

         7. Liabilities and Expenses. All reasonable costs, expenses, losses, and damages incurred by Millbrook in the provision of the services to the Company or its Subsidiaries provided for hereunder shall be paid by the Company, or if paid for by Millbrook, shall be reimbursed by the Company upon provision of a written record of said costs. However, Millbrook shall not be reimbursed for, and shall itself pay for the cost of its offices, equipment, management personnel (either employees or independent contractors, including the Executives) and facilities and supplies necessary to enable it to fully perform the management duties to be performed by it hereunder.

         8. Compensation.

                  (a) As compensation for its services performed hereunder, Millbrook shall be entitled to the following compensation from the Company:

                           (i) a $500,000 annual base fee (the "Base Fee"),
payable by the Company in quarterly installments on the first day of each calendar quarter, commencing June 1, 1998. In the event that there exists an Event of Default on the day that an installment of the Base Fee is otherwise due and payable, the payment of that installment of the Base Fee (as well as any payment that may be due and payable under Section 8(a)(ii) hereto) shall be deferred and shall accrue (without interest) until such time that the Event of Default is cured. From and after the

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cure or waiver of any Event of Default, any and all deferred installments of the
Base Fee (and any payments owing pursuant to Section 8(a)(ii) hereunder) may be paid.

                           (ii) an additional fee payable with respect to each
calendar year or portion thereof during the term of this Agreement (the "Additional Fee"), such additional fee to be paid on the later of (i) March 31 of each year or (ii) the date of the completion of the Company's audited financial statements for the previous fiscal year (the "Financial Statements"), provided that, (i) at the time for payment of the Additional Amount, no Event of Default exists, and (ii) after giving pro forma effect to the payment of the Additional Fee, the Consolidated Coverage Ratio for the fiscal year or period covered by the Financial Statements is equal to or greater than the Applicable Ratio (as defined herein). The amount of the Additional Fee shall initially be $300,000 per year, and shall be subject to increase as set forth in Section 8(b) below. In the event that (i) there is an Event of Default, or (ii) the Consolidated Coverage Ratio is less than the Applicable Ratio, payment of the Additional Fee (or such portion thereof as shall result in the pro forma Consolidated Coverage Ratio being equal to or greater than the Applicable Ratio) shall be deferred and shall accrue (without interest) until such time that, after giving pro forma effect to the payment of the portion of the Additional Fee then being paid, the Consolidated Coverage Ratio, as determined as of the last day of the most recently ended fiscal quarter of the Company for which internal financial statements of the Company are available, is equal to or greater than the Applicable Ratio. As used herein, the Applicable Ratio shall mean: (i) for fiscal years ending on or prior to December 31, 1999, 2.0:1 and
(ii) for fiscal years ending after December 31, 1999, 2.25:1.

                  (b) For the fiscal year ending December 31, 2000, and for each fiscal year thereafter, the then current amount of the Additional Fee (after giving effect to prior increases under this Section 8 (b)) with respect to such year, may be increased in the discretion of the Board of Directors', by an amount up to 15% of the aggregate amount of the Base Fee and Additional Fee, computed as of such date of increase (each an "Annual Increase Amount"); provided however, the percentage obtained by dividing the Annual Increase Amount by the aggregate amount of the annual Base Fee and Additional Fee immediately prior to giving effect to such increase shall not exceed the Cash Flow Growth Percentage. "Cash Flow Growth Percentage" is defined hereunder as the percentage increase in Consolidated Cash Flow for the year to which the Annual Increase Amount relates over the Consolidated Cash Flow for the preceding fiscal year; provided however, for this purpose, Consolidated Cash Flow shall be computed on a pro forma basis in accordance with the manner that Consolidated Cash Flow is computed for purposes of computing the Consolidated Coverage Ratio. The Annual Increase Amount for any fiscal year shall be paid at the same time as the Additional Fee with respect to that fiscal year and shall be subject to the same restrictions as to payment as are set forth in Section 8 (a) (ii) above with respect to the Additional Fee. Notwithstanding the foregoing, the aggregate of all Annual Increase Amounts shall not exceed $400,000.


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                  (c) Upon consummation of the Offering, the Company shall pay to Millbrook an investment fee equal to $900,000 for financial advisory and other services rendered to the Company in connection with the Offering.

         9. Covenant of Millbrook. Millbrook covenants and agrees that it will maintain (or will otherwise have available to it) facilities and staff necessary and adequate in all material respects to perform properly its obligations hereunder.

         10. Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed first class mail postage prepaid to the address of the Company and Millbrook set forth above.

         11. Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         12. Benefit. This Agreement shall bind and inure to the benefit of the parties and their legal representatives, successors and assigns, including, without limitation, a successor by merger.

         13. Assignment. No party hereto may assign or transfer its rights or obligations arising under this Agreement without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.

         14. Entire Agreement. The parties hereto agree that this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them as to such subject matter; and there are no restrictions, agreements, arrangements, oral or written, between the parties relating to the subject matter hereof which are not fully expressed or referred to herein.

         15. Waivers and Further Agreements. Any waiver of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof; provided, however, that no such waiver unless it by its own terms explicitly provides as to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

         16. Amendments. This Agreement may not be amended nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party or parties against whom enforcement of any amendment, waiver, change,

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modification, consent or discharge is sought, subject to the terms of any outstanding loans of the Company.

         17. Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question, invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

         18. Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                             KEY COMPONENTS, LLC, a Delaware
                                             limited liability company

                                             ___________________________________
                                             By:
                                             Title:

                                             MILLBROOK CAPITAL
                                             MANAGEMENT,  INC., a New York
                                             corporation

                                             ___________________________________
                                             By:
                                             Title:


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